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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A
                                 Amendment No. 1


                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): January 6, 2006






                                  IVOICE, INC.
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             (Exact name of registrant as specified in its chapter)



NEW JERSEY                          000-29341                   51-0471976
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 (State of                         (Commission               (I.R.S. Employer
organization)                      File Number)              Identification No.)



     750 HIGHWAY 34, MATAWAN, NJ                                    07747
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:             (732) 441-7700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 6, 2006, iVoice, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with Thomas Pharmaceuticals, Ltd. (f/k/a iVoice Acquisition Corp.), a New Jersey corporation ("Thomas NJ"), a wholly owned subsidiary of the Company, Thomas Pharmaceuticals Ltd., a New York corporation ("Thomas NY"), Farris M. Thomas, Jr., an individual ("Thomas"), John E. Lucas, an individual ("Lucas") Richard C. Brogle, ("Brogle"), Nina Schwalbe, an individual, "Schwalbe"), John H. Kirkwood, an individual ("Kirkwood"), and Maureen Gillespie, an individual ("Gillespie") (Brogle, Schwalbe, Kirkwood, Gillespie, Thomas and Lucas are collectively as the "Shareholders"). Under the terms of the Agreement, Thomas NY merged into a wholly owned subsidiary of the Company, Thomas NJ. The Shareholders of Thomas NY exchanged all of their common stock shares of Thomas NY for 500,000 Thomas NJ Series A Convertible Preferred Stock ("Series A Preferred Stock") shares. The Series A Preferred Stock shareholders can elect to have the Company spin-off Thomas NJ from iVoice. The Company can elect to spin-off Thomas NJ from iVoice anytime after the first anniversary of the merger of Thomas NY into Thomas NJ. The following additional documents and/or transactions were completed as part of the Agreement:

     a. The Company purchased $325,000 of Thomas NJ Series B Convertible Preferred Stock ("Series B Preferred Stock"), a $360,000 10% Secured Convertible Debenture issued by Thomas NJ (the "Initial Convertible Debenture") and a $100,000 10% Administrative Service Convertible Debenture ("Administrative Debenture"). The Administrative Debenture was issued by Thomas NJ to compensate the Company for the administrative services that it will provide to Thomas NJ under the Administrative Services Agreement. The purchase of the Series B Preferred Stock and the Initial Convertible Debenture provided working capital to Thomas NJ.

     b. The Company also agreed to purchase an additional debenture in the principal amount of at least $225,000 on or before April 30, 2006 and additional $225,000 of Series B Preferred Stock on or before April 30, 2006. Finally, the Company further agreed that if Thomas NJ generates sales of $1 million in the period beginning on January 1, 2006 and ending on September 30, 2006, then the Company will purchase from Thomas NJ an additional debenture in the principal amount of at least $200,000 on or before December 31, 2006 and an additional $200,000 of Series B Preferred Stock on or before December 31, 2006.

     c. A Security Agreement was execute by the Company and Thomas NJ to secure the obligations of Thomas NJ under the various debentures set forth above.

     d. The Company also entered into a Registration Rights Agreement whereby it agreed, upon the common stock of Thomas NJ being registered under the Securities Exchange Act of 1934, as amended, to registered 1 billion shares of Thomas NJ common stock that will be issued upon the conversion of the convertible debentures, the Administrative Debenture, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock.

     e. Thomas NJ entered into an Employment Agreement with Farris M. Thomas, Jr. to serve as its President through December 31, 2008 at an annual salary of $72,000 with annual cost of living increases. Additionally, Mr. Thomas will receive incentive compensation equal to 2.5% of net sales in excess of $1 million in fiscal 2006 and 2007 and 4% of net sales over $6 million in fiscal 2008.

     f. Thomas NJ entered into an Employment Agreement with John E. Lucas to serve as its Chief Executive Officer through December 31, 2008 at an annual salary of $60,000 with annual cost of living increases. Additionally, Mr. Lucas will receive incentive compensation equal to 2.5% of net sales in excess of $1 million in fiscal 2006 and 2007 and 4% of net sales over $6 million in fiscal 2008.
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SECTION 8 - OTHER EVENTS

ITEM 8.01   OTHER EVENTS.

     On January 10, 2006 the Company issued a press release entitled: "iVoice Completes Acquisition of Thomas Pharmaceuticals" that is attached herein as
Exhibit 99.1.






SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.


            D)  EXHIBITS

                99.1    Press release dated January 10, 2006 entitled:
                        "iVoice Completes Acquisition of Thomas Pharmaceuticals"

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 IVOICE, INC,



Date: February 7, 2006                           By: /s/ Jerome R. Mahoney
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                                                     Jerome R. Mahoney
                                                     President, Secretary and
                                                     Chief Executive Officer
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                                INDEX OF EXHIBITS


     99.1 Press release dated January 10, 2006 entitled: "iVoice Completes Acquisition of Thomas Pharmaceuticals".